================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                               ------------------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                  July 17, 1998
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                         PREMIER NATIONAL BANCORP, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                    1-13213                14-1668718
----------------------------       ----------------        ----------------
(State or other jurisdiction       (Commission File        (I.R.S. Employer
      of incorporation)                Number)            Identification No.)

                             P.O. Box 310, Route 55
                          LaGrangeville, New York 12540
                                 (914) 471-1711
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code, and telephone number, including area code)

                         Hudson Chartered Bancorp, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

Item 2. Acquisition or Disposition of Assets.

         On July 17, 1998, Hudson Chartered Bancorp, Inc. ("Hudson Chartered") consummated the previously announced merger (the "Merger") of Progressive Bank, Inc. ("Progressive") with and into Hudson Chartered under the name Premier National Bancorp, Inc. ("Premier"). The Merger was effected pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement"), by and among Hudson Chartered, Progressive, First National Bank of the Hudson Valley ("Hudson Valley") and Pawling Savings Bank ("Pawling"), and a related Plan of Merger (the "Plan of Merger"), by and between Hudson Chartered and Progressive, both dated as of December 16, 1997. The Reorganization Agreement and the Plan of Merger were previously filed as Exhibits 2.1 and 2.2, respectively, to Hudson Chartered's Current Report on Form 8-K, dated as of December 16, 1997.

         The Merger was approved by the shareholders of Hudson Chartered and Progressive at annual meetings held on May 21, 1998. Upon consummation of the Merger, each of Progressive's 3,859,431 outstanding shares of common stock was converted into 1.82 shares of Premier common stock and cash in lieu of fractional shares. Approximately 14 million shares of Premier common stock are outstanding giving effect to the Merger. The transaction was accounted for as a pooling of interests.

         Simultaneously with the consummation of the Merger, Pawling, a wholly owned subsidiary of Progressive, was merged (the "Bank Merger") with and into Hudson Valley, a wholly owned subsidiary of Hudson Chartered, under the charter of Hudson Valley and the name of Premier National Bank ("Premier Bank"). As a result of the Bank Merger, Premier Bank will operate 36 branch offices in Dutchess, Ulster, Sullivan, Orange, Westchester, Putnam and Rockland counties of southeastern New York after completion of all branch consolidations.

         The Board of Directors and management of Premier will be comprised of the persons identified in the proxy statements filed with the Securities and Exchange Commission in connection with the annual meetings of shareholders of Hudson Chartered and Progressive.

         The consummation of the foregoing transactions is discussed in a press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

        (a) Financial Statements.

            (1) The audited financial statements of Progressive as of December
                31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995, and the independent auditors' report thereon, previously included in Progressive's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.

            (2) The unaudited interim financial statements of Progressive as of
                March 31, 1998 and 1997 and for the quarters then ended, previously included in Progressive's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, are hereby incorporated by reference.

        (b) Pro Forma Financial Information.

            (1) The unaudited pro forma combined income statements of Premier for the years ended December 31, 1997, 1996 and 1995, giving effect to the Merger under the pooling of interests method of accounting, were set forth on pages 79-85 of the Registrant's definitive proxy statement for the 1998 annual meeting of the Registrant's shareholders and are hereby incorporated by reference.

            (2) The unaudited pro forma combined balance sheet of Premier as of
                March 31, 1998 and the unaudited pro forma combined income statements of Premier for the three months ended March 31, 1998 and 1997, giving effect to the Merger under the pooling of interests method of accounting, are filed herewith as Exhibit 99.2.

         (c) Exhibits.

             The exhibits listed in the Exhibit Index are filed herewith or incorporated by reference as a part of this report.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Premier has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         PREMIER NATIONAL BANCORP, INC.

                         By:      /s/ T. Jefferson Cunningham III
                                  -------------------------------
                                  T. Jefferson Cunningham III
                                  Chairman

Date:    July 20, 1998

                                  EXHIBIT INDEX

Exhibit No.
-----------

    2.1 Agreement and Plan of Reorganization, dated as of December 16, 1997, by and among Hudson Chartered Bancorp, Inc., Progressive Bank, Inc., First National Bank of the Hudson Valley and Pawling Savings Bank, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Hudson Chartered Bancorp, Inc., dated as of December 16, 1997 (File No. 1-13213).

    2.2 Plan of Merger, dated as of December 16, 1997, by and between Hudson Chartered Bancorp, Inc. and Progressive Bank Inc., incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of Hudson Chartered Bancorp, Inc., dated as of December 16, 1997 (File No. 1-13213).

   23.1 Consent of KPMG Peat Marwick LLP, independent auditors to Progressive Bank Inc., filed herewith.

   99.1         Press Release, dated July 17, 1998, filed herewith.

   99.2 Unaudited pro forma combined balance sheet of Premier National Bancorp, Inc. as of March 31, 1998 and the unaudited pro forma combined income statements of Premier for the three months ended March 31, 1998 and 1997, giving effect to the Merger under the pooling of interests method of accounting, filed herewith.